Comstock Mining Signs Definitive Agreement for Mercury Remediation Systems

Virginia City, NV (June 28, 2019) Comstock Mining Inc. and a subsidiary (collectively, the “Company” or “Comstock”) (NYSE American: LODE) announced today that it has entered into a definitive agreement with Mercury Clean Up LLC (“MCU”), in collaboration with Oro Industries Inc. (“Oro”), for the manufacture and global deployment of mercury remediation systems with proprietary mechanical, hydro, electro-chemical and oxidation processes to reclaim, treat and remediate mercury from tailings and industrial effluents derived from mining and other industrial applications. Oro owns all of the intellectual property and MCU has the exclusive worldwide rights to the proprietary mercury treatment system (the “Mercury Remediation System.”) MCU, in partnership with Comstock, will deploy that solution globally.

Worldwide unregulated activity has released thousands of tons of mercury into the environment. The continued worldwide use of mercury in unregulated activities, primarily outside of the United States, is polluting air, soils, and waters and poisoning marine life and endangering lives. Ongoing, unregulated artisanal mining outside of the U.S. represents more than 40% of the ongoing mercury contamination and represents an enormous opportunity for cleaning up the environment in a sustainable, profitable manner.

The almost 140-nation, globally-sponsored, 2017 Minamata Convention on Mercury represents a relatively new international treaty designed to prioritize, support and protect human health and the environment from releases of mercury. This treaty is uniting governments, scientists, non-government organizations and now MCU, in eliminating the use of mercury in mining. Mercury will not go away by itself and must be removed to stop the pollution. Mercury can’t be broken down or destroyed, and MCU, in collaboration with Oro and Comstock, is pioneering the solution for removing the mercury efficiently and effectively.
Over the past seven years, Comstock has implemented several approved plans, by the Nevada Division of Environmental Protection (“NDEP”), intended to address NDEP’s and the U.S. Environmental Protection Agency (“EPA”) protocols, guidance and goals for sampling, characterizing, transporting and managing mercury within the Carson River Mercury Superfund Site.  These plans and Comstock’s existing permitted infrastructure provide an ideal platform for evaluating and fine-tuning the MCU process. MCU will work closely with NDEP for any additional approvals, engineering design changes (EDC) or permits.

From 2013 to 2016, Oro conducted a series of scientific, international studies that tested over 50 samples of mine tailings from wide-spread uses of Mercury in numerous artisanal mining sites. The study developed a safe and economical Mercury recovery process that remediates historic contamination and prevent new contaminations. The study showed that gold recoveries could self-sustain the remediation.

Comstock will invest $2 million in MCU, with the Right of First Refusal on both business and capital investments. Comstock will own up to 25% of MCU and separately, 50% of a new 50-50 venture called Comstock Mercury Remediation LLC, effectively resulting in a 62.5% profit interest for Comstock.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “The goal of eliminating mercury contamination from the environment and current, ongoing mining processes profitably is a staggering opportunity for our planet, our partners and our company and represents a significant step forward in our strategy for delivering conservation-based, economically enhancing mining technologies and processes, and our partners are already receiving and analyzing domestic and international inquiries.”

MCU’s Immediate Next Steps
MCU will demonstrate the feasibility of the Mercury Remediation System within the historic, world-class, Comstock Lode mining district. Comstock will provide the platform for testing the Mercury Remediation System and MCU will conduct the initial trials starting with a 2 ton per hour pilot operation that could scale up to 25 ton per hour and deliver the final feasibilities. Comstock and MCU would enable the 50-50 venture called Comstock Mercury Remediation LLC for pursuing these global business opportunities.

Oro will commence manufacturing for the deployment of the 2-25 ton per hour mercury recovery plant coupled with a 200 gallon-per-minute dissolved air flotation water recycling treatment plant and field laboratory. The entire system will be mounted on three separate trailers for mobility. Initial equipment setup will rest on the Company’s fully contained, double-lined processing facility.

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Samples from the within the Comstock and identified Carson River mercury sites, will be analyzed, extracted and transported per the SAP to the MCU processing facility located at Comstock’s American Flat processing facility located in Storey County, Nevada;

•	Comstock and MCU will work closely with the NDEP on all protocols, including test areas, documentation standards and routine, periodic reporting; and

•	Full technical and economic feasibility processes will continue for 12 to 18 months.

Mr. Paul Clift, founder of Oro and Co-founder of MCU stated, “Both parties have a proven track record of environmental excellence and innovation and we welcome this partnership for solving a critical, global contamination problem. We have been bombarded with requests for a mercury solution and Oro has been committed to chemical free, safe solutions for global miners. Together, through MCU, we will deliver the only safe, efficient and economically feasible solution for what is truly a global dilemma.”

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near-term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans and developments that are economically feasible and socially responsible.

About Oro Industries Inc.
Oro Industries Inc., led by its founder Mr. Paul Clift, is a third-generation, forty-year plus, gold mining equipment manufacturer that exclusively manufactures chemical-free, environmentally safe gold mining equipment. Oro Industries has successfully developed its own line of unique mineral concentrators, including the innovative “Low-G” Horizontal Centrifuge (a primary concentrator) and the “Martin” Multi-Helix Spiral (a secondary concentrator) that are extremely efficient at the recovery of mercury in its elemental form (more than 99% removal). Oro’s equipment designs also includes core Mobile Placer Plants specifically designed for container storage and efficient movement anywhere in the world, that form that platform for enhanced technological and environmental recoveries.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the board of directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; including the nature and timing and accounting for restructuring charges, derivative liabilities and the impact thereof; contingencies; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities; including asset sales and the redemption of the debenture and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in this report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the following: adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; business opportunities that may be presented to, or pursued by, us; acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy the Debenture or any other securities of the Company.

Contact information:

Comstock Mining, Inc.
P.O. Box 1118
Virginia City, NV 89440
ComstockMining.com

Corrado De Gasperis
Executive Chairman & CEO
Tel (775) 847-4755
degasperis@comstockmining.com

Zach Spencer
Director of External Relations
Tel (775) 847-5272 ext.151
questions@comstockmining.com